SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 23, 1999


INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)


	Delaware				1-10790			04-2596252
	(State or other jurisdiction	(Commission file number)	(I.R.S. employer
	of incorporation)	identification no.)


70 Cascade Boulevard, Milford, CT						06460
(Address of principal executive offices)					(Zip Code)




Registrant's telephone number, including area code:  (203) 876-1800


Item 4.  Changes in Registrant's Certifying Accountant.

	On November 23, 1999, McGladrey & Pullen LLP ("McGladrey & Pullen") resigned as the independent public accountants of Industrial Technologies, Inc. (the"Company"). The reports of McGladrey & Pullen on the consolidated financial statements of the Company as of and for the years ended September 30, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the auditor's report dated September 10, 1999, for the year ended September 30, 1998, included an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. The audit for the fiscal year ended September 30, 1999 has not been completed as of the date of this report. During the fiscal years ended September 30, 1998 and 1997 and the subsequent period through November 23, 1999, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the fiscal years ended September 30, 1998 and 1997 and the subsequent period through November 23, 1999 there were no "reportable events" as described in Paragraph 304(a)(1)(v) of Regulation S-K.

The Company has requested McGladrey & Pullen to furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of McGladrey & Pullen's letter furnished to the Companys filed herewith as an exhibit to the Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits.

16.01	Letter from McGladrey & Pullen, LLP dated December 3, 1999 agreeing
With the disclosure contained in Item 4 of this Current report on Form 8-
K.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 3, 1999	INDUSTRIAL TECHNOLOGIES, INC.

	/s/Gerald W. Stewart
	Gerald W. Stewart
	Chief Executive Officer and
	Chief Financial Officer

Exibit

December 3, 1999

Securities and Exchange Commision
Washington DC, 20549

Dear Sir/Madam:

We were previously the independent accountants for Industrial Technologies Inc. and Subsidiary, and on September 10, 1999, we reported on the consoldated financial statements of Industrial Technologies, Inc. and Subsidiary as of and for the two years ended September 30, 1998.

On November 23, 1999, we resigned as independent accountants of Industrial Technologies, Inc., and Subsidiary. We have read Industrial Technologies, Inc. and Subsidiary's statments included under Item 4 of its 8k dated November 23, 1999 and we agree with such statments.

Sincerely,
/s/ McGladrey & Pullen, LLP